UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 23, 2005


                              IFSA STRONGMAN, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                   000-50754                 20-0929024
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)          Identification Number)


              28-32 Wellington Road, London, United Kingdom NW8 9SP
               (Address of principal executive offices) (zip code)


                                 44 20 7060 4372
              (Registrant's telephone number, including area code)


                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725


                             Synerteck Incorporated
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On December 23, 2005 the board of directors of the Company appointed Jussi Laurimaa, Christian Fennell, Jaime Alvarez and Douglas Edmunds as members of the board of directors of the Company. Subsequent to the foregoing appointments, Clayton B. Barlow resigned as a member of the board of directors of the Company.

      Mr. Laurimaa was appointed as Chief Executive Officer of the Company on December 9, 2005. Prior to joining the Company, Mr. Laurimaa was the chief executive officer of IFSA Strongman Ltd. from June 2004 through December 2005. In addition, Mr. Laurimaa is currently, and has been since March 2002 a general partner of InvestGroup Ventures, London (UK), a venture capital firm. From January 1999 until March 2002 Mr. Laurimaa was the managing partner of Enba, Dublin in Ireland. Mr. Laurimaa graduated from London Business School in 1996 with a Masters in Finance (with distinction) and in 1991 from the Helsinki University of Technology with a M.Sc. in Engineering Physics (with distinction) and from University of Helsinki Faculty of Medicine with a B.Medicine. Mr. Laurimaa currently serves on the board of directors of Independent Risk Monitoring Ltd., a corporation in the United Kingdom.

      Mr. Fennell was appointed as Chief Operating Officer and President of the Company on December 9, 2005. Prior to joining the Company, Mr. Fennell was the Chief Operating Officer and President of IFSA Strongman Ltd. from September 2005 through December 2005, from May 2005 to September 2005 Mr. Fennell was the Commercial Director at IFSA and from January 2005 to May 2005 Mr. Fennell was the head of television at IFSA. From October 1999 to January 2005 Mr. Fennell worked for Wyndham Studios Entertainment Inc. in connection with sporting event management and television production. Mr. Fennell graduated from Queens University in Kingston, Ontario in 1983 with a Hon. B.A. in Political Science. Mr. Fennell currently serves on the board of directors of Wyndham Studios Entertainment Inc.

      Mr. Alvarez was appointed as Chief Financial Officer of the Company on December 9, 2005. Prior to joining the Company, Mr. Alvarez was the chief financial officer of IFSA Strongman Ltd. from August 2004 through December 2005. Mr. Alvarez also served as the chief operating officer of IFSA Strongman Ltd. from December 2004 through August 2005. In addition, Mr. Alvarez is currently, and has been since August 2002 an associate partner of InvestGroup Ventures, London (UK), a venture capital firm. From July 2003 until August 2004 Mr. Alvarez was an associate banker at European Bank of Reconstruction and Development (London). From June 2002 until September 2002 Mr. Alvarez was an advisor to the vice president of Pepsi Beverages International in Shanghai. From July 1999 until August 2001 Mr. Alvarez was a business analyst at McKinsey & Co. in Madrid. Mr. Alvarez graduated from Harvard Business School in 2003 with an M.B.A., from U. Pontificia Comillas, Icade in Madrid, Spain in 1999 with an advanced degree in Business and Economy and in 1998 with a Law degree and from Uned (Open University) with a degree in Industrial Engineering.

      Mr. Edmunds was appointed as Chairman of the World Governing Body on June 12, 2004. Prior to joining the Company, Mr. Edmunds was a director of IFSA Projects in Glasgow, Scotland from 1999 to June 2004. In addition, Mr. Edmunds worked at Drakemire Dairy Ltd. from 1982 to April 2000 and retired as the managing director of milk processing. Mr. Edmunds graduated from the University of Strathclyde in 1969 with a Phd, from Glasgow University in 1966 with a BSc from St. Josephs College in 1962.


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

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

      Effective December 28, 2005 the Registrant changed its name from Synerteck Incorporated to IFSA Strongman, Inc. In connection with the foregoing name change, effective December 28, 2005, the Registrant's quotation symbol on the OTC Bulletin Board was changed from SYNR.OB to ISMN.OB.

Item 9.01 Financial Statements and Exhibits.

(a)   Financial statements of business acquired.

      Not applicable.

(b)   Pro forma financial information.

      Not applicable.

(c)   Exhibits


Exhibit Number    Description
--------------    -----------
3.1               Certificate  of Ownership of Synerteck  Incorporated  and IFSA
                  Strongman, Inc.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IFSA STRONGMAN, INC.


Dated: December 28, 2005               By: /s/ Jussi Laurimaa
                                           -------------------------------------
                                           Name:  Jussi Laurimaa
                                           Title: Chief Executive Officer


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